UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 24, 2008
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SonomaWest Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-01912	94-1069729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2064 Highway 116 North Sebastopol, California	95472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 824-2534

Same
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

In a press release on July 24, 2008, SonomaWest Holdings, Inc. (the “Company”) announced that it was notified by NASDAQ that the ex-dividend date for the Company’s previously announced dividend of 150,943 shares of MetroPCS Communications, Inc. (“MetroPCS”) common stock, will be August 19, 2008.  The ex-dividend is the date on or after which the security begins to trade without the right to receive the dividend payment.  Those who buy shares on or after the ex-dividend date will not be entitled to this dividend.  The dividend will be payable pro rata to the Company’s shareholders of record as of the close of business on July 28, 2008, due and payable at the close of business on August 18, 2008. A copy of the Company’s press release is attached hereto and furnished as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit 99.1 Press Release, dated July 24, 2008, announcing the ex-dividend date set by NASDAQ in relation to the dividend by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOMAWEST HOLDINGS, INC.

Date: July 24, 2008	By:	/s/ Walker R. Stapleton
Walker R. Stapleton
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 24, 2008, announcing the ex-dividend date set by NASDAQ in relation to the dividend by the Company.